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                                 EXHIBIT (5)(c)

                        Form of Revised Schedule A to the
                      Investment Advisory Agreement between
                      the Registrant and Branch Banking and
                                  Trust Company

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                                                      Dated: __________, 1996

                                   Schedule A
                                     to the
          Investment Advisory Agreement between BB&T Mutual Funds Group and Branch Banking & Trust Company
                              dated October 1, 1992

Name of Fund                                                           Compensation*
------------                                                           -------------

The BB&T U.S. Treasury Money Market                    Annual rate of forty one-hundredths of one
Funds                                                  percent (.40%) of the BB&T U.S. Treasury
                                                       Money Market Fund's average daily net
                                                       assets.

The BB&T Short-Intermediate U.S.                       Annual rate of sixty one-hundredths of one
Government Income Fund                                 percent (.60%) of the BB&T Short-
                                                       Intermediate U.S. Government Income Fund's
                                                       average daily net assets.

The BB&T Intermediate U.S. Government                  Annual rate of sixty one-hundredths of one
Bond Fund                                              percent (.60%) of the BB&T Intermediate
                                                       U.S. Government Bond Fund's average daily
                                                       assets.

The BB&T Growth and Income Stock Fund                  Annual rate of seventy-four one-hundredths of
                                                       one percent (.74%) of the BB&T Growth and
                                                       Income Stock Fund's average daily net assets.

The BB&T North Carolina Intermediate                   Annual rate of sixty one-hundredths of one
Tax-Free Fund                                          percent (.60%) of the BB&T North Carolina
                                                       Intermediate Tax-Free Fund's average daily
                                                       net assets.

The BB&T Balanced Fund                                 Annual rate of seventy-four one-hundredths of
                                                       one percent (.74%) of the BB&T Balanced
                                                       Fund's average daily net assets.

The BB&T Small Company Growth Fund                     Annual rate of one percent (1.00%) of the
                                                       BB&T Small Company Growth Fund's
                                                       average daily net assets.



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
The BB&T International Equity Fund                     Annual rate of [ ] one-hundredths of one
                                                       percent (.[ ]%) of the BB&T International
                                                       Equity Fund's average daily assets.

The BB&T Capital Manager Conservative                  Annual rate of fifty one-hundredths of one
Growth Fund                                            percent (.50%) of the BB&T Capital Manager
                                                       Conservative Growth Fund's average daily net assets.

The BB&T Capital Manager Moderate                      Annual rate of fifty one-hundredths of one
Growth Fund                                            percent (.50%) of the BB&T Capital Manager
                                                       Moderate Growth Fund's average daily net
                                                       assets.

The BB&T Capital Manager                               Annual rate of fifty one-hundredths of one
Growth Fund                                            percent (.50%) of the BB&T Capital Manager
                                                       Growth Fund's average daily net assets.




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                                            BB&T MUTUAL FUNDS GROUP


                                            By:
                                               --------------------------------

                                            BRANCH BANKING AND
                                            TRUST COMPANY

                                            By:
                                               --------------------------------






----------------
   * All fees are computed daily and paid monthly.



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